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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

Baker Hughes Incorporated:

We consent to the incorporation by reference in Post-Effective Amendment
No. 1 to Registration Statement No. 33-16094 on Form S-4, in Post-Effective Amendment Nos. 1 and 2 to Registration Statement No. 33-14803 on Form S-8, in Registration Statement No. 33-39445 on Form S-8, in Registration Statement No. 33-61304 on Form S-3, in Amendment No. 1 to Registration Statement No. 33-61304 on Form S-3, in Registration Statement No. 33-52195 on Form S-8, in Registration Statement No. 33-57759 on Form S-8, in Registration Statement No. 33-63375 on Form S-3, in Registration Statement No. 333-19771 on Form S-8, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-28123 on Form S-4, in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-29027 on Form S-4, in Registration Statement No. 333-49327 on Form S-8, in Registration Statement No. 333-61065 on Form S-8, in Registration Statement No. 333-62205 on Form S-8, in Registration Statement No. 333-74897 on Form S-8, in Registration Statement No. 333-81463 on Form S-8, in Post-Effective Amendment No. 2 to Registration Statement No. 333-76183 on Form S-4, in Post-Effective Amendment No. 1 to Registration Statement No. 333-87829 on Form S-3, and in Registration Statement No. 333-41982 on Form S-8 of our report dated February 14, 2001 appearing in this Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
March 12, 2001